Exhibit 99.1

Baker Hughes Incorporated 17021 Aldine Westfield Road Houston, TX 77073

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 through 5.		For	Against	Abstain

1	A proposal to adopt the Transaction Agreement and Plan of Merger, dated as of October 30, 2016, as amended by the Amendment to Transaction Agreement and Plan of Merger, dated as of March 27, 2017, among General Electric Company, Baker Hughes Incorporated (“Baker Hughes”) and certain subsidiaries of Baker Hughes (the “Transaction Agreement”) and thereby approve the transactions contemplated therein, including the Mergers (as defined therein) (the “Transactions”);	☐	☐	☐

5   A proposal to approve the material terms of
the executive officer performance goals.

NOTE: Such other business as may properly
come before the meeting or at the direction of the
Baker Hughes board of directors and any
adjournment or postponement thereof.

						For ☐	Against ☐	Abstain ☐

2	A proposal to adjourn Baker Hughes’ special meeting if Baker Hughes determines it is necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the Transaction Agreement;	☐	☐	☐

3	A proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Baker Hughes’ named executive officers in connection with the Transactions;	☐	☐	☐

4	A proposal to approve and adopt the Bear Newco, Inc. 2017 Long-Term Incentive Plan; and	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

0000338668_1    R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com

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Baker Hughes Incorporated

Special Meeting of Stockholders

[     ] [     ] , 2017 [     ]:00 a.m. local time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Martin S. Craighead and William D. Marsh, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BAKER HUGHES INCORPORATED that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at [     ]:00 a.m., local time on [     ] [     ], 2017, at [                     ], and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

0000338668_2     R1.0.1.15